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                     COGENTRIX VIRGINIA LEASING CORPORATION

                              --------------------

                           THIRD AMENDED AND RESTATED
                           SECURITY DEPOSIT AGREEMENT

                                   Dated as of

                                December 22, 1997

                              --------------------


                                 CREDIT LYONNAIS

                                    as Agent
                                and Issuing Bank


                            FIRST UNION NATIONAL BANK

                                as Security Agent



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                           THIRD AMENDED AND RESTATED
                           SECURITY DEPOSIT AGREEMENT



                  THIRD AMENDED AND RESTATED SECURITY DEPOSIT AGREEMENT, dated as of December 22, 1997, among COGENTRIX VIRGINIA LEASING CORPORATION, a North Carolina corporation (the "Borrower"), CREDIT LYONNAIS, as issuer of the Debt Service Letter of Credit as defined in the Loan Agreement referred to below (in such capacity, the "Issuing Bank") and as Agent (in such capacity, the "Agent") for the Issuing Bank and for the financial institutions parties to the Loan Agreement referred to below (the "Lenders") and FIRST UNION NATIONAL BANK, as agent for the Agent, the Issuing Bank and the Lenders under this Agreement (in such capacity, the "Security Agent").


                              W I T N E S S E T H :


                  WHEREAS, the Borrower owns and operates a cogeneration facility having a gross nameplate rating of 110 megawatts located in Portsmouth, Virginia (the "Facility"); and

                  WHEREAS, the acquisition, construction and equipping of the Facility has been financed by loans made to the Borrower pursuant to the Construction and Term Loan Agreement, dated as of December 15, 1986, among the Borrower, The CIT Group/Equipment Financing, Inc. ("CIT") and Manufacturers Hanover Trust Company ("MHT"), as amended and restated by the Amended and Restated Construction and Term Loan Agreement, dated as of September 15, 1988, among the Borrower, the lenders parties thereto, CIT, as agent for the lenders and MHT, as Paying Agent (the "Original Loan Agreement"); and

                  WHEREAS, pursuant to the provisions of the Original Loan Agreement, the Borrower entered into the Amended and Restated Security Deposit Agreement, dated as of September 15, 1988 (the "Original Security Deposit Agreement"), among the Borrower, the Parent, CIT, as agent for the lenders parties to the Original Loan Agreement, MHT and the Security Agent; and

                  WHEREAS, the Original Loan Agreement has been amended and restated in its entirety by the Second Amended and Restated Loan Agreement, dated as of May 15, 1992, as amended by the First Amendment thereto, dated as of December 15, 1993, among the Borrower, CIT, Bank of Montreal and the Agent (the "Existing Loan Agreement"); and

                  WHEREAS, pursuant to the Existing Loan Agreement, the Original Security Deposit Agreement was amended and restated in

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its entirety by the Second Amended and Restated Security Deposit Agreement,
dated as of May 15, 1992 as supplemented by the Letter Agreement dated June 17, 1992, and amended by the First Amendment thereto dated as of December 15, 1993 (the "Existing Security Deposit Agreement"), among the Borrower, Cogentrix, Inc., CIT, as agent for the lenders under the Existing Loan Agreement, MHT and the Security Agent; and

                  WHEREAS, CIT desires to resign as the agent for the lenders under the Existing Loan Agreement and Credit Lyonnais has agreed to accept such position; and

                  WHEREAS, the parties thereto have agreed to amend and restate the Existing Loan Agreement in its entirety pursuant to the Third Amended and Restated Loan Agreement, dated as of December 22, 1997 (the "Loan Agreement"), among the Borrower, the Lenders thereunder, the Issuing Bank and the Agent; and

                  WHEREAS, it is a condition to the Loan Agreement's becoming effective that the Existing Security Deposit Agreement shall be amended and restated in its entirety to read as hereinafter set forth; and

                  WHEREAS, First Union National Bank has agreed to continue to act as Security Agent pursuant to the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree that, on and as of the Third Restatement Effective Date (as defined in the Loan Agreement), the Existing Security Deposit Agreement shall be amended and restated in its entirety to read as follows:


                                    ARTICLE I

                                  Defined Terms

                  1.1 Definitions. For all purposes of this Agreement, terms used herein which are defined in the Loan Agreement shall have the respective meanings set forth in the Loan Agreement unless the context otherwise requires, and the following terms shall have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                  "Accounts" shall mean the Revenue Account, the Tax Account, the Debt Service Account, the Borrower's Security Account, the Major Maintenance Reserve Account, the Property Tax Account and the Insurance Proceeds Account.

                  "Agreement", "hereto", "hereof", "hereunder" and words of similar import shall mean this Third Amended and Restated Security Deposit Agreement, as the same may from time to

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         time be amended, supplemented, or otherwise modified in accordance with the provisions hereof.

                  "Borrower Distribution Date" shall mean the first Business Day to occur after each date on which the Security Agent makes the transfers from the Revenue Account required by Section 4.02 hereof.

                  "Borrower's Security Account" shall mean the special account designated by that name established by the Security Agent pursuant to
         Section 2.02(b) hereof.

                  "Debt Service Account" shall mean the special account designated by that name established by the Security Agent pursuant to
         Section 2.02(b) hereof.

                  "Distribution Certificate" a certificate signed by a Responsible Officer of the Borrower and countersigned by the Agent certifying that, as of a Borrower Distribution Date, all conditions have been satisfied under subsection 7.4 of the Loan Agreement for the Borrower to make Restricted Payments.

                  "Insurance Proceeds Account" shall mean the special account designated by that name established by the Security Agent pursuant to
         Section 2.02 of the Existing Security Deposit Agreement, and continued to be maintained by the Security Agent pursuant to this Agreement.

                  "Monthly Distribution Date" the seventh day of each calendar month unless such day is not a Business Day, in which case the Business Day next succeeding such seventh day of such calendar month.

                  "Major Maintenance Reserve Account" shall mean the special account designated by that name established by the Security Agent pursuant to Section 2.02(b) hereof.

                  "Moody's" shall mean Moody's Investor Service, Inc.

                  "Obligations" shall mean all indebtedness, liabilities and obligations of the Borrower to the Agent, the Lenders, the Issuing Bank or any Interest Hedging Counterparty, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, whether for principal, interest, fees, expenses or otherwise, including, without limitation, the principal amount of, and accrued interest and premium (if any) on, the Notes, and all other amounts due to the Agent, the Lenders, the Issuing Bank or any Interest Hedging Counterparty from time to time under, arising out of, or in connection with the Loan Agreement, the Notes, any Interest Rate Protection Agreement or any of the other Project Documents.

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                  "Property Tax Account" shall mean the special account
         designated by that name established by the Security Agent pursuant to
         Section 2.02(b) hereof.

                  "Priority Cash Operating Costs" shall mean all Cash Operating Costs other than payments in respect of real and personal property taxes.

                  "Quarterly Distribution Date" shall mean the earlier of (i) the date which is one month after each Installment Payment Date and
         (ii) the date after each Installment Payment Date on which the Borrower delivers the certificate required by Section 6.2(d) of the Loan Agreement.

                  "Revenue Account" shall mean the special account designated by that name established by the Security Agent pursuant to Section 2.02 of the Existing Security Deposit Agreement, and continued to be maintained by the Security Agent pursuant to this Agreement.

                  "Revenues" shall mean all revenues and payments at any time received by or for the account of the Borrower (other than (i) the proceeds of Loans made under the Loan Agreement and (ii) insurance proceeds payable into the Insurance Proceeds Account), including (without limitation) (a) all payments received by the Borrower under the Power Purchase Agreement and the Steam Purchase Contract and all other payments received by the Borrower from the sale of electricity or steam produced by the Facility, (b) all revenues received from the sale of by-products produced from the Facilities, (c) all proceeds of any business interruption insurance or contingent business interruption insurance, (d) all payments received by the Borrower pursuant to any Interest Rate Protection Agreement, (e) the net cash proceeds of any sale, transfer or other disposition of any asset by the Borrower whether or not permitted by subsection 7.9(a) or 10.8 of the Loan Agreement, (f) all payments received under all other Project Documents,
         (g) all payments received by the Borrower in respect of property tax refunds and Virginia income tax refunds and (h) the proceeds of all Junior Working Capital Loans.

                  "S&P" shall mean Standard & Poor's Corporation.

                  "Tax Account" shall mean the special account designated by that name established by the Security Agent pursuant to Section 2.02 of the Existing Security Deposit Agreement, and continued to be maintained by the Security Agent pursuant to this Agreement.

                  "Value" shall have the meaning assigned thereto in Section
         7.01.

                  "Weekly Distribution Date" shall have the meaning assigned thereto in Section 4.01(a).

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                                   ARTICLE II

                         Appointment of Security Agent;
                            Establishment of Accounts

                  SECTION 2.01 Appointment of Security Agent. First Union National Bank is hereby appointed by the Borrower, the Agent, the Lenders and the Issuing Bank to continue to act as Security Agent hereunder, and the Security Agent hereby agrees to continue to act as such and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by the Security Agent pursuant to the terms of this Agreement. The Security Agent shall hold and safeguard the Accounts (and the cash, instruments and securities on deposit therein) during the term of this Agreement and shall treat the cash, instruments and securities in the Accounts as funds, instruments and securities pledged by the Borrower to the Agent (for the ratable benefit of the Lenders, the Issuing Bank and each Interest Hedging Counterparty) to be held by the Security Agent, as agent of the Agent, the Lenders, the Issuing Bank and each Interest Hedging Counterparty, in trust, for the benefit of the Agent, the Lenders, the Issuing Bank and each Interest Hedging Counterparty, in accordance with the provisions hereof.

                  SECTION 2.02 Creation of Accounts. (a) The Security Agent has heretofore established and is maintaining the following three special, segregated and irrevocable cash collateral accounts which shall be maintained at all times until the termination of this Agreement:

                  (1)  Revenue Account
                  (2)  Insurance Proceeds Account
                  (3)  Tax Account

                  (b) The Security Agent shall establish on the Third Restatement Effective Date the following four additional special, segregated and irrevocable cash collateral accounts which shall be maintained at all times until the termination of this Agreement:

                  (1)  Borrower's Security Account
                  (2)  Debt Service Account
                  (3)  Property Tax Account
                  (4)  Major Maintenance Reserve Account

                  (c) All moneys, investments and securities at any time on deposit in any of the Accounts shall constitute trust funds to be held in the custody of the Security Agent for the purposes and on the terms set forth in this Agreement.

                  (d) On the Third Restatement Effective Date after the transfers contemplated by Section 4.11 have been made, the Security Agent shall close and thereafter shall not be required to maintain the Debt Protection Account, the VEP Repayment

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                                                                               6

Account-Capacity Charge and the VEP Repayment Account-Rate Reduction, as defined in the Existing Security Deposit Agreement.


                                   ARTICLE III

                             Deposits into Accounts

                  SECTION 3.01 Security Interest; Deposit of Revenues. (a) In order to secure the performance by the Borrower of all of its covenants, agreements and obligations under the Project Documents and the payment by the Borrower of all Obligations, this Agreement is intended to create, and the Borrower hereby pledges and assigns to the Agent (for the ratable benefit of the Agent, the Lenders, the Issuing Bank and each Interest Hedging Counterparty), and creates in favor of the Agent (for the equal and ratable benefit of the Agent, the Lenders, the Issuing Bank and each Interest Hedging Counterparty) a security interest in and to, the Accounts, all cash, investments and securities at any time on deposit in the Accounts, all present and future accounts (as defined in the North Carolina Uniform Commercial Code) of the Borrower and all other rights of the Borrower to receive the payment of money including (without limitation) all moneys due and to become due to the Borrower under the Power Purchase Agreement and the Steam Purchase Contract and any other contract of the Borrower for the sale of electricity or steam or by-products produced by the Facility, and all proceeds of any of the foregoing. For the purpose of perfecting the security interest of the Agent in and to the Accounts and all cash, investments and securities at any time on deposit in the Accounts, the Security Agent shall be deemed to be the agent of the Agent, the Lenders, the Issuing Bank and each Interest Hedging Counterparty.

                  (b) The Borrower shall instruct each Person from whom it receives any Revenues to pay such Revenues directly to the Security Agent for deposit in the Revenue Account, and if for any reason the Borrower shall receive any Revenues it shall deliver such Revenues in the exact form received (but with the Borrower's endorsement, if necessary) to the Security Agent for deposit in the Revenue Account not later than the third Business Day after the Borrower's receipt thereof. The Security Agent shall have the right, but not the obligation, to collect all Revenues directly from the Persons owing the same. All Revenues received by the Security Agent shall be deposited in the Revenue Account.

                  (c) The Borrower shall have no rights or powers with respect to the Accounts or any of the cash or investments therein except (i) the Borrower shall have the right to direct investments as provided in Article V hereof and (ii) the Borrower shall have the right to have the cash in the Accounts applied in accordance with the terms hereof.

                  SECTION 3.02 Books of Account. The Security Agent shall maintain for the Borrower on a cash basis a record of all


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cash receipts and expenditures of the Borrower of which the Security Agent has knowledge and all distributions from the Accounts hereunder.

                  SECTION 3.03 Deposits Irrevocable. Any deposit made into any Account hereunder shall be irrevocable and the amount of such deposit and any instrument or security held in such Account hereunder and all interest thereon shall be held in trust by the Security Agent and applied solely as provided herein.

                  SECTION 3.04 Cogentrix Energy Indemnity Agreement. The Security Agent shall deposit all payments received pursuant to the Cogentrix Energy Indemnity Agreement as directed by the Agent which directions shall be in accordance with Section 3.01 thereof.


                                   ARTICLE IV

                             Payments from Accounts

                  SECTION 4.01 Revenue Account -- Weekly and Monthly Payments.
(a) On the last Business Day in each calendar week (a "Weekly Distribution Date"), the Security Agent shall distribute, from the cash available in the Revenue Account, the following amounts in the following order of priority:

                  first, to the Borrower for the benefit of the Persons entitled thereto and in the respective amounts as specified in a writing by the Borrower received by the Security Agent at least one business day prior to the date of distribution (provided that payments for coal purchased by the Borrower and for the transportation costs, including railroad and barge, of such coal (collectively "Coal Payments") shall be paid by the Security Agent directly to the Persons entitled thereto as designated in such writing received from the Borrower), an amount equal to the Priority Cash Operating Costs then due and owing by the Borrower for the preceding week; provided, that for purposes of the foregoing sentence, "Priority Cash Operating Costs" shall include Capital Expenditures (as defined in the Loan Agreement) in an amount not to exceed $300,000 in the aggregate in any calendar year unless the Agent shall approve a larger aggregate amount in writing; provided further, that, upon the request of the Agent the Borrower shall, at the time of requesting any amount to be paid pursuant to this clause "first" of this Section 4.01(a), submit to the Agent copies of invoices or other evidence of the expense to be paid. Notwithstanding the foregoing, unless the Agent shall otherwise notify the Security Agent in writing as to any requested expense or unless the Security Agent shall have received actual written notice from the Agent that a Default or Event of Default has occurred under the Loan Agreement, the Security Agent may rely on the written certification of the Borrower as to the payment of expenses;

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                  second, to the Agent, an amount (as certified to the Security
         Agent by the Agent) equal to the amount then due and payable by the Borrower to any Financing Party pursuant to subsection 2.10, 2.11, 2.12 or 2A.10 of the Loan Agreement; and

                  third, to the Agent, an amount (as certified to the Security Agent by the Agent) equal to the sum of (i) any Commitment Fees that are then due and payable to the Lenders plus (ii) any Administration Fee that is then due and payable to the Agent.

                  (b) On each Monthly Distribution Date, the Security Agent shall distribute, from the cash available in the Revenue Account (after making all transfers then required by Section 4.01(a)), the following amounts in the following order of priority:

                  first, to the Property Tax Account, an amount equal to one-twelfth of the real and personal property taxes becoming due and payable within the next succeeding 12 months (based on estimates of such taxes and the increase in the Value of the Property Tax Account that will occur during such 12 months, in each case made in good faith to the best of the Borrower's knowledge), as certified to the Security Agent by the Borrower;

                  second, (on a pro rata basis if there are insufficient funds to make the transfers contemplated by subclauses (i) and (ii) of this clause "second") (i) to the Debt Service Account, an amount (as certified to the Security Agent by the Agent) equal to:

                           (a) (x) the interest on all outstanding Loans accrued
                  and unpaid during the one-month period ended on such Monthly Distribution Date (together with any deficiency in the accumulation of such amount during any preceding period or periods) plus (y) an amount equal to the amount then due and payable by the Borrower with respect to the Interest Rate Protection Agreements (together with any deficiency in the accumulation of such amount during any preceding period or periods ); plus

                           (b) if any such interest on outstanding Loans or
                  amount payable with respect to the Interest Rate Protection Agreements is due and payable on a date that is on or before the next succeeding Monthly Distribution Date, an amount equal to the excess of (1) all such interest on outstanding Loans and other amounts payable with respect to the Interest Rate Protection Agreements which will be due and payable on such date over (2) the amount then on deposit in the Debt Service Account for the purpose of paying such interest on outstanding Loans and such amounts payable

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                  with respect to the Interest Rate Protection Agreements
                  including any amounts then deposited pursuant to clause (a) above; and

                           (ii) to the Issuing Bank, an amount (as certified to the Security Agent by the Issuing Bank) equal to the Debt Service Letter of Credit Fee then due and payable;

                  third, (on a pro rata basis if there are insufficient funds to make the transfers contemplated by subclauses (i) and (ii) of this clause "third") (i) to the Debt Service Account, an amount (as certified to the Security Agent by the Agent) equal to the aggregate principal amount of the Term Loans due and payable on such Monthly Distribution Date; and

                           (ii) to the Issuing Bank, an amount (as certified to the Security Agent by the Issuing Bank) equal to the Debt Service Letter of Credit Loans then due and payable;

                  fourth, to the Agent, an amount (as certified to the Security Agent by the Agent) equal to the aggregate amount of Obligations that is then due and payable to any Financing Party under the Project Documents, other than amounts (a) in respect of the principal of or interest on the Loans, (b) in respect of any Commitment Fee, Administration Fee or any Debt Service Letter of Credit Fee or (c) pursuant to subsection 2.10, 2.11, 2.12 or 2A.10 of the Loan Agreement.

                  SECTION 4.02 Revenue Account -- Quarterly Payments. On each Quarterly Distribution Date the Security Agent shall distribute, from the cash available in the Revenue Account (after making any distributions then required by Section 4.01(a) or (b)), an amount (as certified to the Security Agent by the Agent) equal to the sum of (a) Available Project Cash Flow of the Borrower for the three-month period ended on the immediately preceding Installment Payment Date (or, with respect to the first Quarterly Distribution Date to occur after the Third Restatement Effective Date, the period commencing on the Third Restatement Effective Date and ending on the Installment Payment Date immediately preceding such Quarterly Distribution Date) and (b) the aggregate amount of Revenues (other than Project Revenues) deposited in the Revenue Account during such period, in the following order of priority:

                      (i) first, to the Issuing Bank, an amount (as certified to the Security Agent by the Issuing Bank) equal to the outstanding principal amount of all Debt Service Letter of Credit Loans;

                     (ii) second, to the Major Maintenance Reserve Account, an amount (as certified to the Security Agent by the Agent) equal to the Major Maintenance Reserve Deposit Amount for such Quarterly Distribution Date; and

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                    (iii) third, to the Borrower's Security Account, an amount
         (as certified to the Security Agent by the Agent) equal to the remainder of such Available Project Cash Flow and Revenues.

; provided, that for purposes of determining the amount to be transferred from the Revenue Account by the Security Agent pursuant to this Section 4.02 on the Quarterly Distribution Date next succeeding the Third Restatement Effective Date, there shall be added to the sum of (i), (ii) and (iii) above an amount (as certified to the Security Agent by the Agent) equal to the cash on deposit in the Revenue Account on the Third Restatement Effective Date after the transfers pursuant to Section 4.11 have been made.

                  SECTION 4.03 Tax Account. On each date on which income taxes on the net income of the Borrower are due and payable, the Security Agent shall distribute, from the cash available in the Tax Account, to Cogentrix Energy or such other Person or Persons to whom such taxes are due, an amount equal to such taxes (computed as provided in clause "second" of Section 4.07 hereof); provided that the Security Agent shall have received a certificate of the chief financial officer or treasurer of the Borrower, approved in writing by the Agent, specifying the date on which such income taxes are due and are to be distributed and the amount or amounts due to Cogentrix Energy or the other Person or Persons to whom such amounts are payable.

                  SECTION 4.04 Distributions from the Borrower's Security Account, Major Maintenance Reserve Account and the Tax Account. To the extent that at any time the cash then available in the Revenue Account is insufficient
(i) to pay the Cash Operating Costs then due, or (ii) to pay principal and interest and any other amount then due and payable in respect of the Obligations, after giving effect to transfers from the Debt Service Account pursuant to Section 4.05, or (iii) to deposit into the Debt Service Account the amount required to be deposited therein pursuant to Section 4.01(b), or (iv) to transfer to the Issuing Bank the outstanding principal amount of the Debt Service Letter of Credit Loans in accordance with Section 4.02 or (v) to transfer any amounts then due and owing to any Interest Hedging Counterparty with respect to any Interest Hedging Transaction in accordance with Section 4.01(b), the Security Agent shall immediately so notify the Agent and obtain the cash necessary to make such payment, deposits and transfers from the following sources in the indicated order of priority (in accordance with a certificate of the Agent):

                  first, from the cash available in the Borrower's Security Account;

                  second, from the cash available in the Tax Account; and

                  third, from the cash available in the Major Maintenance Reserve Account.

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                  SECTION 4.05 Debt Service Account. (a) On each date on which any interest on or principal of the Term Loans or any interest on the Debt Service Letter of Credit Loans becomes due and payable pursuant to the Loan Agreement, the Notes, or any of the Security Documents or any amount becomes due and payable with respect to any Interest Rate Protection Agreement, the Security Agent shall transfer to the Agent for payment of such interest or principal or such amount with respect to any Interest Rate Protection Agreement, from the cash available in the Debt Service Account, an amount equal to such interest or principal or amount with respect to any Interest Rate Protection Agreement then due and payable as certified to the Security Agent by the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower. Any interest on or principal or other amount with respect to any Obligations which is not paid when due because of insufficient cash available in the Debt Service Account or otherwise shall continue to be due and shall accrue interest from the date due to the date paid at the rate provided for in the Loan Agreement.

                  (b) In the event that, on any date on which a payment of interest on or principal or other amount (including any Commitment Fee, Administration Fee or Debt Service Letter of Credit Fee or any amount payable with respect to any Interest Rate Protection Agreement) in respect of the Obligations becomes due and payable pursuant to the Loan Agreement, the Notes, or any of the Security Documents, there shall be insufficient cash available in the Debt Service Account, the Tax Account, the Major Maintenance Reserve Account and the Borrower's Security Account to make such payment, the Security Agent shall immediately so notify the Agent and the Agent shall make a drawing under the Debt Service Letter of Credit in an amount equal to the lesser of the amount available to be drawn upon under the Debt Service Letter of Credit and the amount required to make such payment of interest or principal or other amount in full, and apply the proceeds of such drawing to such payment.

                  (c) If at any time the amount on deposit in the Debt Service Account shall exceed the then outstanding amount of the Obligations together with both the interest anticipated to accrue thereon and the Commitment Fees, Debt Service Letter of Credit Fees and Administration Fees anticipated to be due and payable until the date scheduled for the payment in full of the Obligations (as determined in good faith by the Borrower or, if the Agent shall disagree with the Borrower's determination, by the Agent), the Security Agent shall, upon receipt of a certificate signed by a Responsible Officer of the Borrower (and countersigned by the Agent), certifying as to the amount of such excess in the Debt Service Account, as the case may be, and stating that no Default or Event of Default has occurred and is continuing, transfer such excess amount from such Account to the Borrower's Security Account.

                  SECTION 4.06 Insurance Proceeds Account. (a) The Borrower and the Agent shall deposit in the Insurance Proceeds

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Account all payments received by the Borrower or the Agent from any insurer pursuant to the "all-risk" insurance against loss or damage to the Facility and other insurable Collateral maintained by the Borrower pursuant to subsection 6.7 of the Loan Agreement or pursuant to the Ship Mortgage. The Borrower and the Agent shall also deposit in the Insurance Proceeds Account the proceeds of any condemnation, requisition or other governmental taking of any portion of the Project received by it.

                  (b) All moneys and securities at any time on deposit in the Insurance Proceeds Account, including all interest or other income earned with respect thereto, are herein called the "Insurance Proceeds Deposits".

                  (c) The Insurance Proceeds Deposits shall be accumulated in the Insurance Proceeds Account and held therein until paid to or upon the order of the Borrower as provided in paragraph (d) of this Section 4.06, or paid to the Agent as provided in paragraph (e) or (f) of this Section 4.06, or returned to the Borrower as provided in Section 8.02 hereof.

                  (d) Subject to the provisions of paragraphs (e) and (f) of this Section 4.06, moneys on deposit in the Insurance Proceeds Account shall be paid over to or upon the order of the Borrower to reimburse it for, or to pay, the cost of renewing, repairing, rebuilding or otherwise replacing the damaged or destroyed or condemned property in respect of which such moneys were received, upon the receipt by the Security Agent of a certificate of a Responsible Officer of the Borrower, countersigned by the Agent, (i) describing in reasonable detail the work done and materials purchased by way of the renewal, repair, rebuilding or other replacement of the damaged or destroyed or condemned property, (ii) stating the specific amount requested to be paid over to or upon the order of the Borrower, that such amount is requested to reimburse the Borrower for, or to pay, the cost of such renewal, repair, rebuilding or other replacement and that such amount, together with amounts remaining in the Insurance Proceeds Account for such purpose and other funds of the Borrower available for such purpose, are sufficient to pay in full the cost of such renewal, repair, rebuilding or other replacement, and (iii) stating that no Event of Default has occurred and is continuing.

                  (e) If the Agent shall at any time notify the Security Agent in writing that an Event of Loss has occurred, the Security Agent shall to the extent requested in such writing promptly withdraw the Insurance Proceeds Deposits from the Insurance Proceeds Account and deliver the same to the Agent, for application by the Agent to the payment of the Obligations in such order as the Lenders, the Issuing Bank and the Interest Hedging Counterparties may determine.

                  (f) If the Agent shall at any time notify the Security Agent in writing that an Event of Default under the Loan Agreement has occurred and is continuing, then the Security Agent shall, if and to the extent requested in such writing by the Agent, promptly withdraw the Insurance Proceeds Deposits from the Insurance Proceeds Account and deliver the same to the Agent, to be held by the Agent and applied to the payment of the Obligations as they become due in such order as the Lenders, the Issuing Bank and the Interest Hedging Counterparties may determine.

                  SECTION 4.07 Borrower's Security Account. On each Borrower Distribution Date, the Security Agent shall transfer, from the Borrower's Security Account, the following amounts in the following order of priority:

                  first, upon receipt of a written request pursuant to Section
         4.12 by the Borrower and countersigned by the Agent, to the Agent for application pursuant to subsection 3.1(b)(ii) of the Loan Agreement, the amount specified in such request;

                  second, upon receipt of a certificate of the Agent certifying that a mandatory prepayment of the Term Loans is required to be made by the Borrower on such Borrower Distribution Date pursuant to subsection 3.1(a)(ii) of the Loan Agreement, to the Agent for application to such mandatory prepayment, all amounts then on deposit in the Borrower's Security Account;

                  third, if the Borrower shall have delivered to the Security Agent a Distribution Certificate (countersigned by the Agent), to the Tax Account, an amount equal to (a) the estimated income taxes (as specified in such certificate) on the taxable income of the Borrower accrued and unpaid to such Borrower Distribution Date computed as though the business of the Borrower was at all times during such period conducted by a separate, distinct and unaffiliated legal entity less
         (b) the Value of the Tax Account on such Borrower Distribution Date prior to giving effect to such transfer;

                  fourth, if the Borrower shall have delivered to the Security Agent a Distribution Certificate (countersigned by the Agent), to the Borrower an amount (as certified to the Security Agent by the Borrower and the Agent) equal to the regional and central support costs allocated to the Project;

                  fifth, if the Borrower shall have delivered to the Security Agent a Distribution Certificate (countersigned by the Agent), to the Borrower for the benefit of Cogentrix Energy, the amount (as certified to the Security Agent by the Borrower and the Agent) of the Management Fee then due and payable;

                  sixth, if the Borrower shall have delivered to the Security Agent a Distribution Certificate (countersigned by the Agent), to the Borrower for the benefit of the holders of the Junior Working Capital Loans, an amount (as certified to the Security Agent by the Borrower and the Agent) equal to the principal of and interest and other amounts then due and owing in respect of the Junior Working Capital Loans; and

                  seventh, if the Borrower shall have delivered to the Security Agent a Distribution Certificate (countersigned by the Agent), to the Borrower, an amount equal to the remainder of the cash available in the Borrower's Security Account on such Borrower Distribution Date.

                  If the Borrower has not delivered a Distribution Certificate on any Borrower Distribution Date, the Borrower may deliver such certificate on any Business Day thereafter that is prior to the next succeeding Borrower Distribution Date and the Security Agent shall, on the first Business Day after such delivery, transfer from the Borrower's Security Account in accordance with clauses "third" through "seventh" above, an amount equal to the lesser of (a) the cash then available in the Borrower's Security Account and (b) the cash that was available in the Borrower's Security Account on the immediately preceding Borrower Distribution Date.

                  SECTION 4.08 Transfers Following Events of Default Acceleration. (a) Upon receipt by the Security Agent of written notice from the Agent stating that an Event of Default under the Loan Agreement has occurred and is continuing, the Security Agent shall thereafter transfer cash from the Revenue Account pursuant to clause "first" of Section 4.01(a) only after receiving the prior written consent of the Agent until notified in writing by the Agent that such Event of Default has been waived by the Required Lenders or cured. Such notice shall be given by the Agent promptly following any such waiver or cure.

                  (b) If the Agent shall at any time notify the Security Agent in writing that an Event of Default under the Loan Agreement has occurred and is continuing and that as a result thereof the entire outstanding principal amount of the Loans has become due and payable, then the Security Agent shall, if requested by the Agent, promptly withdraw the cash and investments on deposit in the Accounts to the extent necessary to pay in full the Obligations (as certified to the Security Agent by the Agent) and deliver the same to the Agent, to be applied forthwith to the payment of the Obligations. The Agent agrees that it shall not request the Security Agent to make any withdrawal contemplated by the preceding sentence unless the entire outstanding principal amount of the Loans has become due and payable as a result of an Event of Default under the Loan Agreement.

                  SECTION 4.09 Property Tax Account. On each date on which any real or personal property taxes are due and payable by the Borrower, the Security Agent shall transfer to the Governmental Authority or Authorities referred to below, from the cash available in the Property Tax Account, an amount equal to such taxes, provided that the Security Agent shall have received a certificate signed by a Responsible Officer of the Borrower, specifying the amount or amounts of such taxes and the Governmental Authority or Authorities to which such taxes are payable. Any such taxes not paid when due because of insufficient cash available in the Property Tax Account shall be payable as a Priority Cash Operating Cost pursuant to clause "first" of Section 4.01(a). If any amount shall remain on deposit in the Property Tax Account immediately after making any transfer from said Account pursuant to the first sentence of this Section 4.09, the Security Agent shall transfer such remaining amount to the Revenue Account.

                  SECTION 4.10 Transfers from the Major Maintenance Reserve Account. (a) Upon receipt by the Security Agent of a certificate of the Borrower (countersigned by the Agent) stating that, after the Third Restatement Effective Date, the Borrower has incurred Major Maintenance Costs, the Security Agent shall transfer to the Revenue Account, from the cash available in the Major Maintenance Reserve Account, the amount of Major Maintenance Costs specified in such certificate as being due and payable by the Borrower.

                  (b) If at any time the Security Agent shall have received a certificate from the Borrower (countersigned by the Agent) stating that the amount on deposit in the Major Maintenance Reserve Account on any day exceeds the Required Major Maintenance Reserve Amount for such day and specifying the amount of such excess, the Security Agent shall transfer an amount equal to such excess from the Major Maintenance Reserve Account to the Revenue Account.

                  SECTION 4.11 Transfers from Accounts on the Effective Date. On the Third Restatement Effective Date, the Security Agent shall distribute to the Borrower all of the cash available on such date in the Accounts (other than the Revenue Account) as defined in the Existing Security Deposit Agreement and shall distribute to the Borrower from the Revenue Account an amount equal to the lesser of $2,000,000 and the cash then on deposit in the Revenue Account on such date.

                  SECTION 4.12 Prepayments from Borrower's Security Account. The Borrower may, on any Borrower Distribution Date, request the Security Agent, in a writing countersigned by the Agent, to transfer to the Agent from the cash then available in the Borrower's Security Account an amount not exceeding the maximum amount permitted to be so transferred under subsection 3.1(b)(ii) of the Loan Agreement, to be applied by the Agent on such Borrower Distribution Date to the prepayment of the Term Loans in accordance with the provisions of subsection 3.1(b)(ii) of the Loan Agreement.

                                    ARTICLE V

                                   Investment

                  Any cash held by the Security Agent in any Account shall be invested by the Security Agent from time to time as directed in writing by the Borrower (unless the Agent shall have notified the Security Agent that an Event of Default under the Loan Agreement has occurred and is continuing and that the Security Agent's authority to invest and reinvest at the written direction of the Borrower is suspended) in the "Permitted Investments" described below. Any income or gain realized as a result of any such investment shall be held as part of the applicable Account and reinvested as provided herein. Any income tax payable on account of any such income or gain shall be payable by the Borrower as a Priority Cash Operating Cost as provided in clause "first" of Section 4.01(a) hereof. The Security Agent shall have no liability for any loss resulting from any such investment other than by reason of its wilful misconduct or gross negligence. Any such investment may be sold (without regard to maturity date) by the Security Agent whenever necessary to make any distribution required by this Agreement. The Security Agent will promptly notify the Agent and the Borrower of any loss resulting from any such investment and the Agent, in its sole discretion may either (i) request the Borrower to, and the Borrower shall, pay an amount to the Security Agent equal to such loss for deposit in the appropriate Account, and such payment shall not be reimbursable pursuant to
Section 4.01 hereof without the prior consent of the Agent or (ii) instruct the Security Agent in writing to reimburse the affected Account from Revenues pursuant to Section 4.01 hereof. "Permitted Investments" shall mean: (i) marketable direct obligations of the United States of America; (ii) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (iii) demand deposits with the Security Agent, and time deposits, certificates of deposit and banker's acceptances issued by (x) the Agent or (y) any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any state thereof or any United States of America branch of a foreign bank, in each case whose long-term debt securities are rated "A" or better by S&P and "A2" or better by Moody's; (iv) commercial paper or tax-exempt obligations given the highest rating by S&P and Moody's; (v) obligations of the Agent or any bank described in clause (iii) above, in respect of the repurchase of obligations of the type as described in clauses (i) and (ii) hereof, provided, that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (i) and (ii) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, the Agent or any such bank;
(vi) instruments rated "AAA" by S&P and "Aaa" by Moody's issued by investment companies and having a maturity of 180 days or less; (vii) eurodollar certificates of deposit issued by the Agent or any bank described in clause
(iii) above; and (viii) marketable securities rated not less than "A-1" by S&P or not less than "Prime-1" by Moody's. In no event shall any cash in the Accounts be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures (A) more than 180 days after the date of investment, unless the Agent or a bank meeting the requirements of clause
(iii) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than 180 days after its purchase hereunder or (B) after the next Installment Payment Date.


                                   ARTICLE VI

                          Security Agent Acting as Such

                  SECTION 6.01 Rights, Duties, etc. The acceptance by the Security Agent of its duties hereunder is subject to the following terms and conditions which the parties to this Agreement hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities:

                  (a) the Security Agent shall act hereunder as an agent only and shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it;

                  (b) the Security Agent shall be protected in acting and may rely exclusively upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which the Security Agent in good faith believes to be genuine;

                  (c) the Security Agent shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence, wilful misconduct or bad faith;

                  (d) the Security Agent may consult with and obtain advice from counsel in the event of any dispute or question as to the construction of any provision hereof;

                  (e) the Security Agent shall have no duties hereunder except those which are expressly set forth herein and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its prior written consent thereto;

                  (f) the Security Agent may execute or perform any duties hereunder either directly or through agents or attorneys;

                  (g) the Security Agent may engage or be interested in any financial or other transactions with any Person who is a party hereto or to any other Project Document and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not Security Agent hereunder; and

                  (h) the Security Agent shall not be obligated to take any action which in its reasonable judgment would involve it in expense or liability unless it has been furnished with reasonable indemnity satisfactory to it (it being understood and agreed that the general indemnity of the Borrower will constitute a reasonable indemnity).

                  SECTION 6.02 Resignation or Removal. (a) The Security Agent may at any time resign by giving written notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Security Agent as hereinafter provided.

                  (b) The Borrower (with the written approval of the Agent) or the Agent may remove the Security Agent at any time by giving written notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Security Agent as hereinafter provided.

                  (c) In the event of any resignation or removal of the Security Agent, a successor Security Agent, which shall be a bank or trust company organized under the laws of the United States of America or of the State of New York or North Carolina, having its principal corporate trust office in New York City, North Carolina or Chicago and a capital and surplus of not less than $100,000,000, shall be appointed by the Agent, subject to the approval of the Borrower. Any such successor Security Agent shall deliver to each party to this Agreement a written instrument accepting such appointment hereunder and thereupon such successor Security Agent shall succeed to all the rights and duties of the Security Agent hereunder and shall be entitled to receive the Accounts from the predecessor Security Agent. If a successor Security Agent shall not have been appointed and accepted its appointment as Security Agent hereunder within 45 days after such notice of resignation of the Security Agent or such notice of removal of the Security Agent, the Security Agent or the Agent may apply to any court of competent jurisdiction to appoint a successor Security Agent to act until such time, if any, as a successor Security Agent shall have accepted its appointment as above provided. Any successor Security Agent so appointed by such court shall immediately and without further act be superseded by any successor Security Agent appointed by the Agent with the approval of the Borrower as above provided.

                                   ARTICLE VII

                                 Determinations

                  SECTION 7.01 Value. Cash and Permitted Investments on deposit from time to time in the Accounts shall be valued by the Security Agent as follows:

                  (a)  cash shall be valued at the face amount thereof; and

                  (b) Permitted Investments shall be valued at the lesser of the face amount thereof and the purchase price thereof.

                  The term "Value" shall mean, with respect to any Account, the aggregate value of the cash and Permitted Investments then on deposit in such Account, valued in accordance with the provisions of this Section 7.01.

                  SECTION 7.02 Other Determinations. The Borrower, the Agent and the Security Agent shall establish procedures reasonably acceptable to the Security Agent pursuant to which the Security Agent may conclusively determine, for purposes of this Agreement, the amounts from time to time to be distributed or paid by the Security Agent from cash available in the Accounts. In any event, the Security Agent shall not be required to make any distributions or determinations hereunder except upon the written instructions of the Borrower or the Agent, as applicable. In the event of any dispute as to any such amount, the Security Agent is authorized and directed to follow the instructions of the Agent, without liability to the Borrower or any other Person. The foregoing shall not relieve the Agent from any obligation or liability it may otherwise have to the Borrower.

                  SECTION 7.03 Available Cash. In determining the amount of available cash in any Account at any time, the Security Agent shall treat as available cash the amount which the Security Agent would have received on such day if the Security Agent had liquidated all the Permitted Investments (at then prevailing market prices) then on deposit in such Account. The Security Agent will use its best efforts to sell Permitted Investments such that actual cash is available on each date on which each distribution is to be made pursuant to this Agreement so that the Security Agent can make such distribution in cash on such date.

                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.01 Fees and Indemnification of Security Agent. The Borrower shall pay such fees as the Security Agent charges as compensation for its services under this Agreement. In addition, the Borrower hereby assumes liability for and agrees to indemnify, protect, save and keep harmless the Security Agent and its respective successors, assigns, agents and servants, from and against any and all claims, liabilities, obligations, losses, damages, penalties, reasonable and verifiable costs and expenses (excluding fees and expenses of counsel to the Security Agent incurred in the execution and delivery of this Agreement) that may be imposed on, incurred by, or asserted against, at any time, the Security Agent (whether or not also indemnified against by the Borrower or any other Person under any contract or instrument) and in any way relating to or arising out of the execution, delivery and performance of this Agreement, the establishment of the Accounts, the acceptance of deposits, the purchase or sale of Permitted Investments, the retention of cash and Permitted Investments or the proceeds thereof and any payment, transfer or other application of cash or Permitted Investments by the Security Agent in accordance with the provisions of this Agreement, or as may arise by reason of any act, omission or error of the Security Agent made in good faith in the conduct of its duties; except that the Borrower shall not be required to indemnify, protect, save and keep harmless the Security Agent against its own gross negligence, active or passive, or wilful misconduct. The indemnities contained in this
Section 8.01 shall survive the termination of this Agreement.

                  SECTION 8.02 Termination. The provisions of Article III with respect to the Accounts shall terminate on the earlier of (a) any date specified by the Agent in writing to the other parties hereto and (b) the date on which all of the Obligations shall have been paid in full and the Loan Agreement shall have been terminated as specified by the Agent in writing to the Security Agent. Promptly after such termination (y) any Permitted Investments in the Accounts shall be liquidated and (z) the moneys in the Accounts (after giving effect to such liquidation and such adjustments) shall be distributed to the Borrower. Any taxes payable as a result of any distribution from any Account pursuant to this
Section 8.02 shall be paid by the Borrower from the moneys distributed to the Borrower pursuant to this Section 8.02 or otherwise and shall not be treated as an expense of the Facility for purposes of any Project Document.

                  SECTION 8.03 Severability. If any one or more of the covenants or agreements provided in this Agreement on the part of the parties hereto to be performed should be determined by a court of competent jurisdiction to be contrary to law, such covenant or agreement shall be deemed and construed to be severable from the remaining covenants and agreements herein contained and shall in no way affect the validity of the remaining provisions of this Agreement.

                  SECTION 8.04 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  SECTION 8.05 Amendments. This Agreement may not be modified or amended without the prior written consent of each of the parties hereto.

                  SECTION 8.06 Applicable Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of North Carolina applicable to agreements made and to be performed entirely in such State, including all matters of construction, validity and performance.

                  SECTION 8.07 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing and shall become effective, if mailed, five Business Days after being deposited in the United States mail, proper postage for first-class mail affixed thereto or, if delivered by hand or courier service or in the form of a telex, telecopy or telegram, when received, and shall be directed as set forth below or to such other address as may be specified from time to time by any such Person:

                  The Security
                    Agent:          First Union National Bank of North
                                       Carolina
                                    Corporate Trust Department
                                    CMG-4
                                    Two First Union Center
                                    Charlotte, North Carolina  28288
                                    Attention:  Terry Baker
                                    Telecopier:  (704) 383-7316

                  The Agent:        Credit Lyonnais
                                    1301 Avenue of the Americas
                                    New York, New York 10019
                                    Attention: James Guidera/
                                               Robert Colvin
                                    Telecopier: (212) 261-7890

                  The Borrower:     Cogentrix Virginia Leasing Corporation
                                    9405 Arrowpoint Boulevard
                                    Charlotte, North Carolina 28273
                                    Attention: Vice President -
                                               Finance and Treasurer
                                    Telecopier: (704) 523-6373

                  SECTION 8.08 Benefit of Agreement. This Agreement shall inure solely to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

                  SECTION 8.09 Nature of Agency and Accounts. The Borrower understands and agrees that the Security Agent is acting hereunder solely as the agent of the Agent, the Lenders, the Issuing Bank and each Interest Hedging Counterparty, and that all funds at any time on deposit in the Accounts are in the possession and control of the Agent for the ratable benefit of the Agent, the Lenders, the Issuing Bank and each Interest Hedging Counterparty.

                  SECTION 8.10 Cogentrix, Inc. Cogentrix, Inc. hereby consents to this Agreement, and Cogentrix, Inc. and each of the parties hereto agree that, on and after the Third Restatement Effective Date, Cogentrix, Inc. shall not be a party hereto or to the Existing Security Deposit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have each caused this Security Deposit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                       COGENTRIX VIRGINIA LEASING
                                         CORPORATION


                                       By: /s/ Elizabeth L. Rippetoe
                                           ------------------------------------
                                           Title:


                                       CREDIT LYONNAIS, as Agent and
                                          Issuing Bank


                                       By: /s/ James F. Guidera
                                           ------------------------------------
                                           Title:


                                       FIRST UNION NATIONAL BANK, as
                                         Security Agent


                                       By: /s/ Terry Baker
                                           ------------------------------------
                                           Title: Vice President


Consented to and agreed solely for
purposes of Section 8.10 hereof:

COGENTRIX, INC.


By: /s/ Elizabeth L. Rippetoe
    -------------------------------
    Title: